UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2005

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On June 23, 2005, Robert F. Weinberg resigned from the Board of Directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “Company”), the general partner of Mack-Cali Realty, L.P., and became a member of the Company’s Advisory Board. Upon Mr. Weinberg’s resignation, the Board of Directors appointed Martin S. Berger to fill the vacancy of Mr.Weinberg’s unexpired term as a Class II director, which term shall expire at the 2006 annual meeting of stockholders. Mr. Berger will not serve on any committees of the Board of Directors.

Mr. Weinberg resigned from the Board of Directors of the Company pursuant to an agreement with Mr. Berger to rotate the board seat between Mr. Berger and Mr. Weinberg annually, subject to qualification and appointment by the Board of Directors. Mr. Berger was elected to the Board of Directors at the Company’s annual meeting of stockholders on May 13, 2003, and in accordance with his agreement with Mr. Weinberg, Mr. Berger resigned from the Board of Directors immediately following the Company’s annual meeting of stockholders on May 20, 2004 and Mr. Weinberg was appointed by the Board of Directors to fill his seat. While the Company is not a party to such agreement, and neither Mr. Weinberg nor Mr. Berger have a contractual right to a seat on the Board of Directors, the Company has traditionally recognized their agreement to share the board seat.

Mr. Berger had direct or indirect interests in certain transactions involving the Company or its affiliates in the last fiscal year as follows:

1.	The Company has conducted business with certain entities ("RMC Entity" or "RMC Entities"), whose principals include Mr. Berger. Such business was as follows:
a.

The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest. The Company recognized approximately $1,996,000 in revenue from RMC Entities for the year ended December 31, 2004. As of December 31, 2004, the Company had no accounts receivable from RMC Entities.

b.

An RMC Entity leases space at one of the Company's office properties for approximately 3,330 square feet, which carries a month-to-month term. The Company recognized $91,000 in revenue under this lease for the year ended December 31, 2004, and had no accounts receivable due from the RMC Entity as of December 31, 2004.

2.

Mr. Berger holds a 24 percent interest and acts as chairman and chief executive officer of City & Suburban Federal Savings Bank and/or one of its affiliates, which leases a total of 15,879 square feet of space at two of the Company's office properties, comprised of 3,037 square feet scheduled to expire in June 2008 and 12,842 square feet scheduled to expire in April 2013. The Company recognized $459,000 in revenue under these leases for the year ended December 31, 2004, and had no accounts receivable from the company as of December 31, 2004. As of February 13, 2004, City & Suburban assigned its lease with respect to 3,037 square feet of office space to an unaffiliated third party and has no continuing obligations under such lease.

3.

The son of Mr. Berger, a former officer of the Company, served as an officer and had a financial interest which was sold in 2004 in a company which provides cleaning and other related services to certain of the Company's properties. The Company has incurred costs from this company of approximately $5,906,000 for the year ended December 31, 2004. As of December 31, 2004, the Company did not have any accounts payable to this company.

In addition, on June 27, 2005, Martin D. Gruss resigned from the Board of Directors effective June 30, 2005. The Board of Directors, through its Nominating and Corporate Governance Committee, is in the process of identifying a candidate to fill the vacancy on the Board of Directors created by Mr. Gruss’s resignation. At the conclusion of this process, and based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors intends to appoint a new director to fill the unexpired vacancy of Mr. Gruss’s term as a Class I director, which term shall expire at the 2007 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: June 28, 2005	By:	/s/ ROGER W THOMAS
Roger W. Thomas
Executive Vice President,

General Counsel and Secretary

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

Dated: June 28, 2005	By:	/s/ ROGER W THOMAS
Roger W. Thomas
Executive Vice President,

General Counsel and Secretary